Exhibit 21

LIST OF SUBSIDIARIES

CalAmp Wireless Networks Corporation – a Delaware corporation

CalAmp Wireless Networks Corporation Limited – a New Zealand branch

CalAmp Northstar Holdings, Inc. – a Canadian corporation *

CalAmp Wireless Networks Inc. – a Canadian corporation

CalAmp UK Ltd. – a United Kingdom corporation

Tracker Network (UK) Limited – a United Kingdom corporation

CalAmp Japan K.K. – a Japanese corporation

Jade Heaven Holdings Limited – a Hong Kong corporation

CalAmp Importation and Leasing of Tracking Equipment Ltd. – a Brazilian company

LoJack of Brazil Tracking Services, Ltd. – a Brazilian company

LoJack Italia SRL– an Italian company

LoJack Network SRL– an Italian company

LoJack Global LLC – a Delaware limited liability company *

LoJack Canada Enterprises ULC– a Canadian corporation

LoJack of Puerto Rico, Inc. – a Puerto Rico corporation

Boisen S.A. – a Uruguay company

LoJack Netherlands B.V. – a Dutch private limited company *

Synovia Solutions, LLC – an Indiana limited liability company

Car Mart Comunicaciones S.A. de C.V. – a Mexican company

Car Mart Mexico S.A. de C.V. – a Mexican company

LoJack de Mexico, S.A. de C.V. – a Mexican company

CalAmp Telematics Espana S.A. – a Spanish company

Smart Driver Club Ltd. – a United Kingdom corporation

*non-operating holding company